As Filed With the Securities and Exchange Commission on  April 27, 1999
                                                             FILE NO. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                EFTC CORPORATION
            (Exact name of registrant as specified in its charter)

Colorado                                                  84-0854616
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

9351 Grant Street
Denver, Colorado                                           80229
(303) 451-8200                                           (Zip Code)
(Address of principal executive offices)

                    EFTC CORPORATION EQUITY INCENTIVE PLAN (As amended and restated July 9, 1997 and as further amended June 4, 1998)
                              (Full title of plan)

                                                  --WITH A COPY TO--
Stuart W. Fuhlendorf                               Susan L. Oakes, Esq.
EFTC Corporation                                   Holme Roberts & Owen LLP
9351 Grant Street                                  1700 Lincoln Street
Denver, Colorado 80229                             Suite 4100
(303) 451-8200                                     Denver, Colorado 80203
                                                   (303) 861-7000
                 (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                                     PROPOSED
                                   PROPOSED          MAXIMUM
                       AMOUNT      MAXIMUM           AGGREGATE    AMOUNT OF
TITLE OF SECURITIES    TO BE       OFFERING PRICE    OFFERING     REGISTRATION
TO BE REGISTERED       REGISTERED  PER SHARE         PRICE        FEE
------------------------------------------------------------------------------
Common Stock            2,575,000    (1)            (1)             (1)
                        shares

------------
(1) The Registrant previously filed a Registration Statement on Form S-3 (File Number 333-52137) on May 8, 1998 covering 5,750,000 shares of the Company's Common Stock, 2,750,000 shares of which were not issued ("the Unissued Shares"). The Registrant paid a fee of $13,207.98 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), 2,575,000 of the Unissued Shares are being carried forward from such earlier Registration Statement and, accordingly, the Registrant has offset the registration fee to be paid herewith by a portion of the fee that was paid by the Registrant on May 8, 1998.

                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8.

The Form S-8 filed with the Commission on April 21, 1994, by EFTC Corporation (the "Registrant" or "Company") (File Number 33-77938), the Form S-8 filed with the Commission on May 17, 1995, by the Company (File Number 033-92418), the Form S-8 filed with the Commission on August 22, 1997, by the Company (File Number 333-34255), and the Form S-8 filed with the Commission on March 13, 1998, by the Company (File Number 333-47943) are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the previously filed Forms S-8 relating to the EFTC Corporation Equity Incentive Plan.

The Registrant hereby registers an additional 2,575,000 shares of the Company's Common Stock which may be acquired pursuant to the EFTC Corporation Equity Incentive Plan.

The Registrant previously filed a Registration Statement on Form S-3 (File Number 333-52137) on May 8, 1998 covering 5,750,000 shares of the Company's Common Stock, 2,750,000 shares of which were not issued ("the Unissued Shares"). The Registrant paid a fee of $13,207.98 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), 2,575,000 of the Unissued Shares are being carried forward from such earlier Registration Statement and, accordingly, the Registrant has offset the registration fee to be paid herewith by a portion of the fee that was paid by the Registrant on May 8, 1998.


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 31, 1999 (File Number 000-23332);

(b) The Registrant's current report on Form 8-K filed with the Commission on February 25, 1999 (File Number 000-23332); and

(c) The description of Common Stock of the Company contained in the Company's Registration Statement on Form S-3 filed with the Commission on May 8, 1998 (File No. 333-52137).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.  Exhibits

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of KPMG LLP
23.2       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature page hereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 17th day of April, 1999.


EFTC CORPORATION,


By:  /s/ Stuart  W. Fuhlendorf
    Stuart W. Fuhlendorf
    Chief Financial Officer

We, the undersigned officers and directors of EFTC Corporation hereby severally constitute and appoint, Jack Calderon and Stuart W. Fulhendorf, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the EFTC Corporation Equity Incentive Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


NAME                          TITLE                            DATE



/s/ Jack Calderon             President; Director              April 17, 1999
Jack Calderon                 (Principal Executive Officer)



/s/ Stuart W. Fuhlendorf      Chief Financial Officer;         April 17, 1999
Stuart W. Fuhlendorf          Director (Principal Financial
                              Officer)


/s/ Brent L. Hofmeister       Controller (Principal            April 17, 1999
Brent L. Hofmeister           Accounting Officer)



/s/ Allan S. Braswell, Jr.    Director                         April 17, 1999
Allan S. Braswell, Jr.



/s/ James A. Doran            Director                         April 17, 1999
James A. Doran



/s/ Charles Hewitson          Director                         April 17, 1999
Charles Hewitson



/s/ Robert McNamara           Director                         April 17, 1999
Robert McNamara

/s/ Robert Monaco             Director                         April 17, 1999
Robert Monaco



/s/ Richard L. Monfort        Director                         April 17, 1999
Richard L. Monfort



/s/ Gerald J. Reid            Director                         April 17, 1999
Gerald J. Reid



/s/ Masoud S. Shirazi         Director                         April 17, 1999
Masoud S. Shirazi

                                  EXHIBIT INDEX

Exhibit
Number     Description

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of KPMG LLP
23.2       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature page hereof.